SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 28, 1998
                                                          -------------

                          UNISON HEALTHCARE CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)



                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


        0-27374                                           86-0684011
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(Commission File Number)                    (I.R.S. Employer Identification No.)


      8800 NORTH GAINEY CENTER DRIVE, SUITE 245, SCOTTSDALE, ARIZONA 85258
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              (Address of Principal Executive Offices) (Zip Code)


                                 (602) 423-1954
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              (Registrant's Telephone Number, Including Area Code)

ITEM 3.  BANKRUPTCY or RECEIVERSHIP

On May 28, 1998, Unison HealthCare Corporation (the "Company") filed a petition for reorganization under Chapter 11 in the United States Bankruptcy Court for the District of Arizona. The Chapter 11 filing covers the Company and all of its operating subsidiaries other than BritWill Investments-I, Inc., BritWill Investments-II, Inc. and BritWill Indiana Partnership, which were the subject of a previously announced Chapter 11 filing on January 7, 1998 in the United States Bankruptcy Court for the District of Arizona. These cases have been administratively consolidated under Cause No. 98-06583-PHX-GBN, and it is anticipated that the cases will be substantively consolidated.

Prior to the May 28 Chapter 11 filing, the Company was attempting to negotiate a consensual restructuring with Omega Healthcare Investors, Inc. ("Omega"), representatives of holders of Unison's $20 million 13% Senior Notes due 1999 (the "13% Notes") and $100 million 12.25% Senior Notes due 2006 (the "12.25% Notes" and, together with the 13% Notes, the "Senior Notes"), and certain entities related to former directors Bruce R. Whitehead and David A. Kremser (collectively, the "Related Party Creditors"). An agreement-in-principle with respect to a consensual restructuring was concluded on June 15, 1998 with Omega and the representatives of holders of the Senior Notes.

Under the agreement-in-principle, which is set forth in the term sheet attached hereto as Exhibit 99.1 (the "Term Sheet"), the treatment of approximately $17.3 million of disputed secured claims of the Related Party Creditors would depend upon the results of anticipated litigation over the possible disallowance or equitable subordination of such claims. If such secured claims are not disallowed or equitably subordinated to the claims of general unsecured creditors, the Related Party Creditors would receive in full satisfaction of such claims 100% of the Class A Common Stock, representing approximately 7% of the fully diluted equity, of the reorganized Company. The Class A Common Stock would have rights identical to those of other common shareholders in the reorganized Company except that the Class A Common Stock would have a $17.3 million liquidation preference over the remaining common stock. If such secured claims are disallowed or equitably subordinated, they would be canceled and receive nothing in the reorganization. In either event, the holders of the 13% Notes would receive approximately $21 million in new promissory notes of the Company in full satisfaction of their claims, and the Company's trade creditors and holders of the 12.25% Notes would receive pro rata distributions of approximately $4.6 million in new promissory notes and all of the Class B Common Stock of the reorganized Company. The Class B Common Stock will represent approximately 79% of the fully diluted equity of the reorganized Company if the Class A Common Stock is issued to the Related Party Creditors, and approximately 83% of the fully diluted equity if the claims of the Related Party Creditors are disallowed or equitably subordinated and canceled. Up to 5% of the fully diluted equity of the reorganized entity would be allocated to management incentive options. The Company's currently outstanding equity would be canceled and current stockholders would receive a pro rata distribution of warrants to purchase up to 5% of the fully diluted equity of the reorganized Company at a per share price equal to 125% of the market value of the Class B Common Stock.

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

The Term Sheet also contains terms providing for resolution of all claims of Omega against the Company under lease and mortgage arrangements affecting 20 of the Company's 51 total healthcare facilities. Omega would purchase seven facilities owned and operated by the Company for approximately $40 million, yielding net cash proceeds to the Company of approximately $18 million after payment in full of transaction costs and indebtedness currently secured by such facilities. These facilities and 10 other facilities currently leased by Omega to the Company or subject to mortgage loans in favor of Omega would be combined into a single master lease at lease rates which are comparable to those currently in effect under the existing facility leases. Six leased facilities would be returned to Omega, and three additional facilities subleased by the Company to another operator would be excluded from the master lease, for which Omega would receive $2 million in cash and a $3 million, seven-year promissory note as compensation. In addition, Omega would purchase $3 million of the Company's new 5% cumulative preferred stock, convertible into 4% of the Company's fully diluted equity. All prepetition rent and mortgage payments due to Omega would be paid.

The Term Sheet includes severance packages for Unison management and certain other employees, subject to Bankruptcy Court approval. The potential maximum aggregate amount of such severance is approximately $2.7 million.

If restructured in accordance with the Term Sheet, the Company projects that its annual revenues will be approximately $156 million and that it would generate EBITDAR (defined as earnings before interest, taxes, depreciation, amortization and rent) of approximately $26 million. The principal amount of the Company's debt, if restructured in accordance with the Term Sheet, will be approximately $30 to $40 million. However, no assurance can be given that the consensual restructuring provided for in the Term Sheet or any other consensual restructuring will be finalized or that any restructuring which is completed will not be on terms materially different from those contained in the Term Sheet. The agreement-in-principle reflected in the Term Sheet is subject to, among other things, mutually acceptable definitive documentation and confirmation and effectiveness of a plan of reorganization in the Company's Chapter 11 proceedings.

The Company has secured a continuation of its accounts receivable line of credit with HealthCare Financial Partners in the amount of $11 million, which will be available to the Company for vendor payments and to meet working capital requirements during the Chapter 11 process.

The statements appearing above, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, but not limited to, delays in or inability to conclude transactions, adverse actions which may be taken by the Company's creditors, the outcome of various Bankruptcy Court proceedings, the establishment of competing facilities and services, cancellation of leases or contracts, adverse regulatory actions, changes in applicable laws and regulations, general market acceptance of the Company's facilities and services, fluctuations in margins, demand fluctuations, access to debt or equity financing in light of recent losses, cash flow short falls, and the Company's Chapter 11 filings, and adverse uninsured determinations in existing or future litigation or regulatory proceedings.

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

ITEM 5.  OTHER EVENTS

On June 4, 1998, Unison HealthCare Corporation issued a news release announcing that Bruce H. Whitehead and David A. Kremser resigned from Unison's Board of Directors. The news release is filed as Exhibit 99.2 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.                DESCRIPTION OF EXHIBIT
-----------                ----------------------

99.1                   Unison HealthCare Corporation Term Sheet

99.2 Unison HealthCare Corporation news release announcing that Bruce H. Whitehead and David A. Kremser resigned from its Board of Directors.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                          UNISON HEALTHCARE CORPORATION

June 15, 1998                             BY /s/ LISA M. BEUCHE
                                          ------------------------------------
                                          Lisa M. Beuche
                                          Vice President - Financial Reporting


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